UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2019, Novavax, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Paragon Bioservices, Inc., a unit of Catalent Biologics (“Paragon”), pursuant to which the Company agreed to sell to Paragon certain assets related to the Company’s biomanufacturing and development activities located at the facilities situated at each of 20 Firstfield Road in Gaithersburg, Maryland 20878 and 9920 Belward Campus Drive in Rockville, Maryland 20850, for a purchase price of (i) $18.0 million, including $1.5 million to be held in escrow for one year following the closing of the transaction, plus (ii) an additional fee to purchase laboratory supplies of approximately $0.4 million, subject to certain adjustments. The Company and Paragon also agreed to enter into other ancillary agreements upon the closing of the transactions contemplated by the Agreement, including, among others, a Transition Services Agreement obligating the Company and certain of its affiliates to provide certain transition services to Paragon and certain of its affiliates for a limited period of time following closing of the transaction, a Non-Commercial GMP Manufacturing Services Agreement pursuant to which Paragon will provide to the Company certain services as set forth therein, including process and analytical development services at preferred client pricing and an Interim Services Agreement pursuant to which Paragon will provide to the Company certain services as set forth therein, including process and analytical development and manufacturing services at time and materials pricing. Subject to the satisfaction of customary closing conditions set forth in the Agreement, the Company expects the transaction to close in July 2019.

The foregoing is a summary of certain of the provisions of the Agreement and is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit in a subsequent periodic report of the Company. Readers should review the Agreement for a more complete understanding of the terms and conditions associated with the transaction. The Agreement will be filed to provide investors and securities holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Agreement or the assets to be sold. The Agreement contains representations and warranties that the parties to the Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the Agreement or as of such other date or dates as may be specified in the Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01. Regulation FD Disclosure

On June 27, 2019, the Company and Paragon issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Agreement.

The Company is furnishing the information contained in this Item 7.01 of this report and Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information contained in this Item 7.01 of this report and in Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of Novavax, Inc. and Paragon Bioservices, Inc. issued June 27, 2019 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III
Name:	John A. Herrmann III
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 1, 2019